UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 8, 2012

(Date of earliest event reported):

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 371-8000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 8, 2012 Innodata Inc. (the “Company”) and O’Neil Nalavadi (“Mr. Nalavadi”) entered into an amendment to the employment agreement dated October 11, 2009 between the Company and Mr. Nalavadi. Mr. Nalavadi is the Chief Financial Officer and a Senior Vice President of the Company.

The amendment extends the term of the employment agreement to November 8, 2015, and increases from $40,000 to $46,000 the maximum amount of certain expenses for which the Company will reimburse Mr. Nalavadi in any agreement year.

The foregoing summary description of the amendment is not intended to be complete and is qualified in its entirety by reference to the complete text of the amendment that is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of October 11, 2009 between the Company and O’Neil Nalavadi, incorporated herein by reference from Exhibit 10.1 to the Company’s Form 8-K dated October 11, 2009

10.2	Amendment Number One to Employment Agreement dated as of July 12, 2011 between the Company and O’Neil Nalavadi, incorporated herein by reference from Exhibit 10.2 to the Company’s Form 8-K dated July 12, 2011

10.3	Amendment Number Two to Employment Agreement dated as of November 8, 2012 between the Company and O’Neil Nalavadi, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: November 13, 2012	By: /s/ Amy R. Agress
Amy R. Agress
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement dated as of October 11, 2009 between the Company and O’Neil Nalavadi, incorporated herein by reference from Exhibit 10.1 to the Company’s Form 8-K dated October 11, 2009

10.2	Amendment Number One to Employment Agreement dated as of July 12, 2011 between the Company and O’Neil Nalavadi, incorporated herein by reference from Exhibit 10.2 to the Company’s Form 8-K dated July 12, 2011

10.3	Amendment Number Two to Employment Agreement dated as of November 8, 2012 between the Company and O’Neil Nalavadi, filed herewith